                                                                    EXHIBIT 3.31

                      MICHIGAN PSYCHIATRIC SERVICES, INC.

                            Consent of Sole Director
                         Pursuant to Section 21.200(525)
                         of the Business Corporation Act
                            of the State of Michigan
                         -------------------------------

         The undersigned, being the sole director of MICHIGAN PSYCHIATRIC SERVICES, INC., a Michigan corporation (the "Corporation"), does hereby consent to, authorize, approve and adopt the resolutions attached hereto as Exhibit A.

         IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 8th day of December, 1987.

                                                /s/ Thomas M. Haythe
                                                --------------------
                                                  Thomas M. Haythe

                                                                       EXHIBIT A

         RESOLVED, that the following persons be, and they hereby are, approved to hold the offices set forth opposite their respective names, to serve from 12:02 P.M., December 8, 1987, and thereafter at the pleasure of the Board of
Directors:

       Name                                          Office
       ----                                          ------
       Robert E. Galloway               President and Chairman of the Board

       Joanne E. Boyd                   Vice President and Secretary

       Thomas M. Haythe                 Vice President and Assistant Secretary

; and it is

         FURTHER RESOLVED, that the By-laws of the Corporation are hereby amended by deleting Sections 6 and 7 of Article IX thereof in its present form and substituting therefor a new Section 6 and 7 of Article IX thereof in the following form:

                             "CHAIRMAN OF THE BOARD

         Section 6. The chairman of the board shall, subject to the direction of the board of directors, supervise and control the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors.

         Section 7. He may sign certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments on behalf of the corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. In general, he shall perform all duties incident to the office of chairman of the board and such other duties as may be prescribed by the board of directors."

; and it is

         FURTHER RESOLVED, that the By-laws of the Corporation are amended by deleting Section 8 of Article IX thereof in its present form and substituting therefor a new Section 8 of Article IX thereof in the following form:

                                   "PRESIDENT

         SECTION 8. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time."

; and it is

         FURTHER RESOLVED, that the resignation of Thomas M. Haythe as the sole Director of the Corporation be, and it hereby is, accepted, effective at 12:02 P.M., December 8, 1987; and it is

         FURTHER RESOLVED, that three Directors shall constitute the whole Board of Directors of the Corporation, effective at 12:02 P.M., December 8, 1987; and it is

         FURTHER RESOLVED, that, effective at 12:02 P.M., December 8, 1987, Robert E. Galloway, Joanne E. Boyd and Thomas M. Haythe, be, and they hereby are, elected to serve as Directors of the Corporation until the next annual meeting of the stockholders of the Corporation or until their successors are elected and shall have duly qualified.

         WHEREAS, Healthcare Services of America, Inc., a Delaware corporation and the holder, directly or indirectly, of all of the outstanding capital stock of the Corporation (the "Parent"), is entering into an Amended Credit Agreement (the "Amended Credit Agreement") with Bank of America National Trust and Savings Association, in its capacity as General Agent and in its separate capacity as a Bank, Security Pacific National Bank, in its capacity as Collateral Agent and in its separate capacity as a Bank, and the other banks named therein (the banks parties thereto collectively referred to as the "Banks"), pursuant to which the Parent and the Banks have agreed to the restructuring (the "Restructuring") of the Parent's debt to the Banks;

         WHEREAS, it is a condition precedent to the Restructuring under the Amended Credit Agreement that the Corporation execute and deliver a consent and confirmation, substantially in the form attached to the draft of the Amended Credit Agreement dated December 16, 1987 (the "Consent"), in favor of the Banks with respect to the security documents previously executed by the Corporation in favor of the Banks; and

         WHEREAS, the Restructuring and the other transactions contemplated by the Amended Credit Agreement will result in a direct economic benefit to the Corporation,

         NOW, THEREFORE, BE IT RESOLVED, that this Board of Directors hereby approves the form, terms and provisions of the Consent, substantially in the form attached to the December 16, 1987 draft of the Amended Credit Agreement previously delivered to the members of this Board of Directors, together with such changes therein as the officers of the Corporation executing the same may approve upon the advice of counsel (such approval to be conclusively evidenced by their execution and delivery thereof); and it is

         FURTHER RESOLVED, that the appropriate officers of the Corporation, including without limitation the Chairman of the Board, the President and any Vice President of the Corporation be, and they hereby individually are, authorized and empowered on behalf of the Corporation to execute and deliver the Consent, together with such other documents as may be necessary or appropriate in connection with the Restructuring and the transactions contemplated thereby, in such form as may be approved by the officers executing the same; and it is

         FURTHER RESOLVED, that the appropriate officers of the Corporation be, and they hereby individually are, authorized and empowered to take such further action and to execute and deliver on behalf of the Corporation such additional documents, instruments and agreements as may be necessary or appropriate to effectuate the intent of the Amended Credit Agreement and the transactions contemplated thereby.

                       MICHIGAN PSYCHIATRIC SERVICES, INC,

                           Consent of Sole Shareholder
                       Pursuant to Section 21.200(407)(1)
                         of the Business Corporation Act
                            of the State of Michigan
                       ----------------------------------

         The undersigned, being the sole shareholder of MICHIGAN PSYCHIATRIC SERVICES, INC., a Michigan corporation (the "Corporation"), does hereby consent to, authorize, approve and adopt the resolutions attached hereto as Exhibit A.

         IN WITNESS WHEREOF, the undersigned has executed this Consent as of this 8th day of December, 1987.

                                        HEALTHCARE SERVICES OF AMERICA, INC.


                                        /s/ Joanne E. Boyd
                                        ------------------------------------
                                                  Secretary
                                          and Vice President-Legal

                                                                       EXHIBIT A

         RESOLVED, that the present Director of the Corporation be, and he hereby is, removed; and it is

         FURTHER RESOLVED, that, effective at 12:01 P.M., December 8, 1987, Thomas M. Haythe be, and he hereby is, elected to serve as the sole Director of the Corporation until the next annual meeting of the stockholders of the Corporation or until his successor is elected and shall have duly qualified

; and it is

         FURTHER RESOLVED, that the By-laws of the Corporation are hereby amended by deleting the Section 1 of Article IV thereof in its present form and substituting therefor a new Section 1 of Article IV therein in the following form:

         "Section 1. The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than eight (8). Within such limits, the number of Directors may be fixed from time to time by vote of the stockholders or of the Board of Directors, at any regular or special meeting, subject to the provisions of the Certificate of Incorporation. Directors need not be stockholders. Directors shall be elected at the annual meeting of stockholders of the Corporation, except as provided in Section 2 of this Article, to serve until the next annual meeting of stockholders and until their respective successors are duly elected and have qualified."

                            ACTION BY WRITTEN CONSENT
                                     OF THE
                                SOLE SHAREHOLDER
                                       OF
                       MICHIGAN PSYCHIATRIC SERVICES, INC.
                              IN LIEU OF A MEETING

         The undersigned, being the sole shareholder of Michigan Psychiatric Services, Inc., a Michigan corporation (hereinafter the "corporation"), acting by written consent in lieu of a meeting of the shareholders, does hereby adopt the following resolutions:

         RESOLVED, that each director of the corporation be, and they each hereby are, removed as directors of the corporation;

         RESOLVED, that the by-laws of the corporation be amended to provide that there shall be one (1) director of the corporation; and

         RESOLVED, that Michael D. Murphy, M.D. be, and he hereby is, elected as the sole director of the corporation to serve until the next annual meeting of the shareholders of the corporation and until his successor has been duly elected and qualified or until he resigns or is removed.

         DATED this 30th day of July, 1987.

                                            HEALTHCARE SERVICES OF AMERICA, INC.


                                            BY: /s/ Michael D. Murphy, M.D.
                                                --------------------------------
                                                    Michael D. Murphy, M.D.
                                                    Its: President and Proxy

                   UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS

                                       OF

                       MICHIGAN PSYCHIATRIC SERVICES, INC.

         The undersigned, constituting all of the members of the Board of Directors (the "Board") of Michigan Psychiatric Services, Inc. (the "Company") a Michigan corporation, acting pursuant to Section 21.200(525) of the Michigan General Corporation Code, hereby adept the following resolutions as the action of the Board by unanimous consent in lieu of a meeting and direct that this written consent be placed in the minutes of the proceedings of the Board:

         RESOLVED that Article IX, Section 1 of the Bylaws of the Company shall be and the same is hereby amended to read as follows:

         "Section 1. The board of directors at the regular annual meeting thereof shall elect a Chairman of the Board and a President; and, if it so chooses, the board of directors may elect one or more Vice Presidents, with such designation, if any, as the board of directors may determine, and such other officers, including, but not limited to, a Treasurer, a Secretary, and one or more Assistant Secretaries, as the board of directors may choose."; and

         PROVIDED FURTHER that the following persons shall be, and they are each hereby, appointed and elected to serve in the offices of the Company set forth below opposite their names at the pleasure of the Board until the meeting of the Board following the next annual meeting of the shareholders of the Company or until the successor of each such officer has been elected and qualified.

                 Charles A. Speir                   Chairman of the Board
                 Thomas M. Rodgers, Jr.             President

         Dated and effective this 1st day of November, 1986.


                                                   /s/ Charles A. Speir
                                                   --------------------------
                                                   CHARLES A. SPEIR


                                                   /s/ Thomas M. Rodgers, Jr.
                                                   --------------------------
                                                   THOMAS M. RODGERS, JR.


                                                   /s/ Ronald V. Norris, M.D.
                                                   --------------------------
                                                   RONALD V. NORRIS, M.D.


                                                   /s/ Arthur P. Bolton, III
                                                   --------------------------
                                                   ARTHUR P. BOLTON, III

                  BYLAWS OF MICHIGAN PSYCHIATRIC SERVICES, INC.

                             a Michigan Corporation



                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office shall be in the City of Detroit, Wayne County, Michigan, or such other place as may be designated as the registered office by the board of directors.

         Section 2. The corporation may also have offices at such other places both within and without the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

         Section 1. All meetings of shareholders shall be held at the registered office of the corporation or at such other place either within or without the State of Michigan as may be designated from time to time by the board of directors.

         Section 2. Annual meetings of shareholders, commencing with the year 1984, shall be held on the first Tuesday of the fourth month of each fiscal year of the corporation if such date is not a legal holiday. If such date is a legal holiday, then the annual meeting shall be held on the next secular day following at such time as determined by the board of directors. At the annual meeting the shareholders shall elect by a plurality vote a board of directors and transact such other business as may properly be brought before the meeting.

         Section 3. Special meetings of the shareholders may be held at such time and place within or without the State of Michigan as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 4. Special meetings of shareholders may be called at any time for any purpose or purposes by the board of directors or by such other person as may be authorized by law.

         Section 5. Written notice of the time, place and purposes of a meeting of shareholders shall be given not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.

         Section 6. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

                                   ARTICLE III

                           QUORUM AND VOTING OF STOCK

         Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. The shareholders present in person or by proxy at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Whether or not a quorum is present, the meeting may be adjourned by a vote of the shares present. When the holders of a class or series of shares are entitled to vote separately on an item of business, this section applies in determining the presence of a quorum of such class or series for transaction of the item of business.

         Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or by the articles of incorporation.

         Section 3. Each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

         In all elections for directors, every shareholder entitled to vote shall have the right to vote, in person or by proxy, the number of shares of stock owned by him for as many persons as there are directors to be elected.

         Section 4. Any action required or permitted to be taken at an annual or special meeting of the shareholders may be taken without a meeting, without prior notice and without vote, if a consent in writing setting forth the action so taken is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.

                                   ARTICLE IV

                                    DIRECTORS

         Section 1. The number of directors shall not be less than three nor more than fifteen. Directors need not be residents of the State of Michigan nor shareholders of the corporation. The first board shall consist of eight directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the board of directors or by the shareholders at the annual meeting. The directors shall be elected by the shareholders, except as provided in Section 2 of this Article, and shall hold office for the terms for which they are elected and until their successors are elected and qualified.

         Section 2. Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A directorship to be filled because of an increase in the number of directors or because of a vacancy may be filled by the board for a term of office continuing only until the next election of directors by the shareholders.

         Section 3. The business and affairs of the corporation shall be managed by its board of directors which may exercise all powers and do all lawful acts and things except those which are required by statute or by the articles of incorporation or by these bylaws to be exercised or done by the shareholders.

         Section 4. The directors may keep the books of the corporation outside of the State of Michigan at such place or places as they may from time to time determine.

         Section 5. The board of directors, by the affirmative vote of a majority of the directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

                                    ARTICLE V

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 1. Regular or special meetings of the board of directors may be held either within or without the State of Michigan.

         Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or the meeting may convene at such place and time as shall be fixed by the consent in writing of all the directors.

         Section 3. Regular meetings of the board of directors may be called by the chairman of the board on ten days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the chairman of the board or secretary on like notice on the written request of two directors.

         Section 4. Attendance of a director at a meeting constitutes a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of a regular or special meeting need be specified in the notice or waiver of notice of the meeting.

         Section 5. A majority of the members of the board then in office constitutes a quorum for transaction of business, unless the articles of incorporation provide for a larger or smaller number. The vote of the majority of members present at a meeting at which a quorum is present constitutes the action of the board unless the vote of a larger number is required by statute, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present.

         Section 6. Unless otherwise provided by the articles of incorporation, action required or permitted to be taken pursuant to authorization voted at a meeting of the board may be taken without a meeting, if, before or after the action, all members of the board consent thereto in writing. The written consents shall be filed with the minutes of the proceedings of the board. The consent has the same effect as a vote of the board for all purposes.

                                   ARTICLE VI

                               EXECUTIVE COMMITTEE

         Section 1. There shall be an executive committee of the board of directors which may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation. However, the executive committee shall not have the power to amend the articles of incorporation or to amend the bylaws or to fill vacancies on the board of directors or to fix the compensation of directors or to adopt an agreement of merger or consolidation or to recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets or to recommend to shareholders a dissolution of the corporation or a revocation of a dissolution. The executive committee may declare a dividend or authorize the issuance of stock. The executive committee may make recommendations to the board of directors with respect to any matter it considers appropriate for board action and may advise the board of directors in any matter on which the committee considers the advice to be appropriate. All action by the executive committee shall be reported orally or in writing to the next meeting of the board of directors, except as the board may waive compliance with this requirement. The board of directors may reconsider any action by the executive committee and take action thereon, provided that no such reconsideration shall adversely affect the rights of third parties who have acted in reliance on action of the executive committee taken in accordance with the authority conferred by these bylaws.

         Section 2. The executive committee shall consist of the chairman of the board and the president and such other directors as shall be elected to the committee by the board of directors.

         Section 3. Members of the executive committee shall be elected annually by the board of directors at its first meeting following the annual meeting of the shareholders and may be elected at any meeting of the board. Members of the executive committee shall serve at the pleasure of the board.

         Section 4. The executive committee shall meet at the call of the chairman of the board at such time and place as he shall appoint, unless a different meeting place or time shall be directed or approved by a majority of the members of the committee. Reasonable notice of the time and place of meeting shall be given by the chairman of the board, orally or in writing; such notice can be waived orally or in writing by any member of the committee and shall be waived by attendance at the meeting without objection to the manner of notice. No notice need be given of adjourned meetings. A majority of the members of the committee shall constitute a quorum at all meetings, and the vote of a majority of the members present at any meeting shall be the action of the committee. Members of the committee may participate in a meeting by means of conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation constitutes presence at the meeting. Action by the committee may be taken without a meeting if, before or after the action, all members of the committee consent thereto in writing.

                                   ARTICLE VII

                                   COMMITTEES

         Section 1. In addition to the executive committee, the board may designate one or more other committees, each such committee to consist of one or more of the directors. The board may designate one or more directors as alternate members of such a committee who may replace an absent or disqualified member at a meeting of the committee, in the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in place of such an absent or disqualified member. Each such committee and each member thereof shall serve at the pleasure of the board. Each such committee may, to the extent provided in the resolution of the board or in the bylaws, exercise powers and authority of the board in management of the business and affairs of the corporation subject to any limitations by statute or by the articles of incorporation.

                                  ARTICLE VIII

                                     NOTICES

                  Section 1. When a notice or communication is required or permitted to be given by mail, it shall be mailed, except as otherwise provided by statute, to the person to whom it is directed at the address designated by him for that purpose. If no address is designated, such notice or communication shall be mailed to his last known address. The notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United states postal service. The mailing shall be registered, certified or sent by other first class mail except where otherwise provided by statute.

         Section 2. When, under statutory requirement or the articles of incorporation or these bylaws or by the terms of an agreement or instrument, a corporation or the board or any committee thereof may take action after notice to any person or after the lapse of a prescribed period of time, the action may be taken without notice and without a lapse of the period of time, if at any time before or after the action is completed the person entitled to notice or to participation in the action to be taken or, in the case of a shareholder, the shareholder's attorney-in-fact submits a signed waiver of such requirements.

                                   ARTICLE IX

                                    OFFICERS

         Section 1. The officers of the corporation shall be appointed by the board of directors and shall be a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as may be determined by the board.

         Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a chairman of the board, a president, one or more vice-presidents, a secretary, and a treasurer, none of whom except the chairman of the board and the president need be a member of the board of directors.

         Section 3. The board of directors may appoint such other officers, assistant officers, employees and agents as it deems necessary and may prescribe their powers and duties.

         Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

         Section 5. An officer elected or appointed shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer elected or appointed by the board may be removed by the board with or without cause.

                              CHAIRMAN OF THE BOARD

         Section 6. The chairman of the board shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

         Section 7. He shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                                  THE PRESIDENT

         Section 8. The president shall be the chief operating officer of the corporation and shall have the general powers and management usually vested in the chief operating officer of a corporation. The president shall, upon the direction of the chairman of the board or upon the disability of the chairman of the board, perform the duties and exercise the powers of the chairman of the board. The president shall perform such other duties as the board of directors may prescribe.

                               THE VICE-PRESIDENTS

         Section 9. The vice-president or, if there shall be more than one, the vice-presidents in the order determined by the board of directors shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

         Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give or cause to be given notice of all meetings of the shareholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or chairman of the board, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation, and he or an assistant secretary shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 11. The assistant secretary or, if there be more than one, the assistant secretaries in the order determined by the board of directors shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

         Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

         Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board and the board of directors, at its regular meetings or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

         Section 14. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 15. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                    ARTICLE X

                            CERTIFICATES' FOR SHARES

         Section 1. The shares of the corporation shall be represented by certificates signed by the chairman of the board and by the treasurer, assistant treasurer, secretary or assistant secretary of the corporation and may be sealed with the seal of the corporation or a facsimile thereof. A certificate representing shares shall state upon its face that the corporation is formed under the laws of this state, the name of the person to whom issued, the number and class of shares, and the designation of the series, if any, which the certificate represents, the par value of each share represented by the certificate or a statement that the shares are


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

without par value and shall set forth on its face or back or state that the corporation will furnish to a shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued, and if the corporation is authorized to issue any class of shares in series, the designation, relative rights, preferences and limitations of each series so far as the same have been prescribed and the authority of the board to designate and prescribe the relative rights, preferences and limitations of other series.

         Section 2. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

         Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, and the board may require the owner of the lost or destroyed certificate or his legal representative to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on the account of the alleged lost or destroyed certificate or the issuance of such a new certificate.


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


                               TRANSFERS OF SHARES

         Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession,, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, the old certificate cancelled, and the transaction recorded upon the books of the corporation.

                              FIXING OF RECORD DATE

         Section 5. For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or an adjournment thereof or to express consent to or to dissent from a proposal without a meeting or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right or for the purpose of any other action, the board of directors may fix in advance a date as the record date for any such determination of shareholders. The date shall not be more than sixty nor less than ten days before the date of the meeting, nor shall the date be more than sixty days before any other action. If a record date is not fixed, the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given or, if no notice is given, the day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose shall be the close of business on the day on which the resolution of the board relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at a



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


meeting of shareholders has been made, the determination applies to any adjournment of the meeting, unless the board fixes a new record date for the adjourned meeting.

                             REGISTERED SHAREHOLDERS

         Section 6. For the purpose of determining shareholders entitled to vote or receive payment of a dividend or allotment of a right, the corporation shall be authorized to accept the list of shareholders made and certified by the officer or agent having charge of the stock transfer books as prima facie evidence as to who are such shareholders on the designated record date.

                              LIST OF SHAREHOLDERS

         Section 7. The officer or agent having charge of the stock transfer books for shares of a corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series with the address of and the number of shares held by each shareholder. Such list shall be produced at the time and place of the meeting, be subject to inspection by any shareholder during the whole time of the meeting, and be prima facie evidence as to who are the shareholders entitled to examine the list or to vote at the meeting. A person who is a shareholder of record of the corporation may, upon at least ten days' written demand, examine for any proper purpose in person or by agent or attorney, during usual business hours, the minutes of shareholders' meetings and record of


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

shareholders of the corporation and make extracts therefrom at the place where they are kept.

                                   ARTICLE XI

                                    DIVIDENDS

         Section 1. The board of directors or the executive committee may declare any pay dividends or make other distributions in cash, bonds or property of the corporation, including the shares or bonds of other corporations, on the outstanding shares of the corporation, except when currently the corporation is insolvent or would thereby be made insolvent or when the declaration, payment or distribution would be contrary to any statutory restriction or restriction contained in the articles of incorporation.

         Section 2. Before payment of any dividend, the board of directors or executive committee may create reserves from the earned surplus or capital surplus of the corporation for any proper purpose and may increase, decrease or abolish any such reserve.

                                     CHECKS

         Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

         Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.


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

                                      SEAL

         Section 5. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Michigan". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                   ARTICLE XII

                                   AMENDMENTS

         Section 1. These bylaws may be amended or repealed or new bylaws may be adopted by the shareholders or board of directors except as may be provided in the articles of incorporation. The shareholders may prescribe in these bylaws that any bylaw made by them shall not be altered or repealed by the board of directors. Amendment of the bylaws by the board of directors requires a vote of not less than a majority of the members of the board then in office.

                                  ARTICLE XIII

                           DIRECTORS' ANNUAL STATEMENT

         Section 1. At least once in each year the board of directors shall cause a financial report of the corporation for the preceding fiscal year to be made and distributed to each shareholder thereof within three months after the end of the fiscal year. The report shall include the corporation's statement of income, its year-end balance sheet and, if prepared by the corporation, its statement of source and application of funds and such other information as may be required by statute.


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


                       FINANCIAL STATEMENT TO SHAREHOLDERS

         Section 2. Upon written request of a shareholder, the corporation shall mail to the shareholder its balance sheet as at the end of the preceding fiscal year, its statement of income for such fiscal year, and, if prepared by the corporation, its statement of source and application of funds for such fiscal year.

                                   ARTICLE XIV

                                 INDEMNIFICATION

         Section 1. The corporation, acting by its board of directors, shall have power to indemnify any or all of its directors, officers, agents, employees, and committee members, and persons who are serving at the request of the corporation in those capacities for another corporation, partnership, joint venture, trust or other enterprise, at any time in office or while serving, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and including actions or suits by or in the right of the corporation, related to such persons being or serving in the manner and capacity above described to the extent permitted by the laws of the State of Michigan as now or hereafter in effect. Nothing herein provided shall affect any rights to indemnification to which any persons may be entitled by contract or otherwise by law. The corporation, acting by its board of directors, shall have power to purchase and maintain insurance on behalf of any of the persons above described or otherwise. The corporation, acting by its board of directors, shall to the extent permitted by the laws of the State of Michigan as now or hereafter in effect have power to pay expenses and liabilities incurred by or on behalf of any of the persons above described in connection with any threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding as authorized by the laws of the State of Michigan. All rights of indemnification shall inure to the benefit of the heirs, executors, administrators and assigns of the person involved.

               REIMBURSEMENT TO CORPORATION OF DISALLOWED EXPENSES

         Section 2. Any payment made to an officer of the corporation as salary, commission, bonus, interest, rent, or as reimbursement for an expense incurred by him on behalf of the corporation, which is disallowed in whole or in part as a deductible expense to the corporation by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the board of directors to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the board of directors, proportionate amounts may be withheld from future compensation payments to the officer until the amount owed to the corporation has been recovered.


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